AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 2, 1994
                                           REGISTRATION NO. 33-52331


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                               Amendment No. 1
                                      to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933


                           AMERICAN STORES COMPANY
            (Exact name of registrant as specified in its charter)
         Delaware                                             87-0207226
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                          Identification No.)
                            _______________________

                             709 East South Temple
                          Salt Lake City, Utah  84102
                                 (801) 539-0112
          (Address and telephone number of principal executive office)

                          Kathleen E. McDermott, Esq.
                           Executive Vice President,
                    General Counsel and Assistant Secretary
                            American Stores Company
                             709 East South Temple
                          Salt Lake City, Utah  84102
                                 (801) 539-0112
           (Name, address and telephone number of agent for service)


                                   Copies to:
       Eric S. Robinson, Esq.                          Richard J. Sandler, Esq.
   Wachtell, Lipton, Rosen & Katz                        Davis Polk & Wardwell
         51 West 52nd Street                             450 Lexington Avenue
      New York, New York  10019                        New York, New York  10017
           (212) 403-1000                                   (212) 450-4000


      Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.


      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

      If any of these securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|



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





                         CALCULATION OF REGISTRATION FEE



   --------------+--------------+--------------+----------------+-------------
                 |              |    Proposed  |      Proposed  |
      Title of   |              |     Maximum  |      Maximum   |    Amount of
     Securities  |  Amount to be|  Offering    |     Aggregate  |  Registration
       to be     |   Registered |  Price       |  Offering      |       Fee
     Registered  |              |   Per Unit(1)|  Price(1)      |
   --------------+--------------+--------------+----------------+-------------
   Debt          | $800,000,000 |      100%    |    $800,000,000|    $275,864(2)
   Securities    |              |              |                |
   --------------+--------------+--------------+----------------+-------------

 (1)  Estimated solely for the purpose of computing the registration fee.
 (2)  Previously paid upon filing of Registration Statement.




      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

























         PAGE

                    SUBJECT TO COMPLETION, DATED NOVEMBER 2, 1994


                               American Stores Company

                                   Debt Securities




                     American Stores Company (the "Company") from time to time may offer up to $800,000,000 aggregate principal amount of its debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securi-ties"). The Debt Securities may be offered as separate series in amounts, at prices and on terms to be set forth in supple-ments to this Prospectus. The Company may sell Debt Securities directly to other purchasers or to or through underwriters, dealers or agents. See "Plan of Distribution".

                     The terms of the Debt Securities, including, where applicable, the ranking as senior or subordinated Debt Securi-ties, the specific designation, aggregate principal amount, denominations, maturity, redeemability, premium, if any, rate (which may be fixed or variable) and time of payment of inter-est, if any, terms for redemption at the option of the Company or the Holder, terms for sinking fund payments, the initial public offering price, the names of, and the principal amounts, if any, to be purchased by underwriters and the compensation of such underwriters, the names of any agents involved in the sale of the Debt Securities and the applicable agent's commission, and the other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered, are set forth in the accompanying Prospectus Supplement or Prospectus Supplements (the "Prospectus Supple-ment").

                     As used herein, Debt Securities shall include securi-ties denominated in U.S. dollars, or at the option of the Com-pany if so specified in the applicable Prospectus Supplement, in any other currency or in composite currencies or in amounts determined by reference to an index.



            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                    COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                    COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                        PROSPECTUS.  ANY REPRESENTATION TO THE
                           CONTRARY IS A CRIMINAL OFFENSE.



                     The date of this Prospectus is         , 199

         PAGE

    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


































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








                   NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTA-TIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE PRO-SPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED HERE-IN OR THEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHO-RIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, ANY SECURITIES OTHER THAN THE DEBT SECURITIES OR AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, DEBT SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THERE-UNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.



                              AVAILABLE INFORMATION

                   Additional information regarding the Company and the Debt Securities is contained in the Registration Statement and the exhibits relating thereto, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). For such infor-mation, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and the exhibits thereto may be inspected without charge at the office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies thereof may be obtained from the Commission at pre-scribed rates.


                   The Company is subject to the information require-ments of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities main-tained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, Suite 1400, and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549. Such reports, proxy statements and other information are also available for in-spection and copying at the offices of each of the following

                                       -2-
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







         exchanges on which the Company's Common Stock is listed: New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, the Midwest Stock Exchange, Inc., 440 South LaSalle Street, Chicago, Illinois 60605, the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104, and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Phila-delphia, Pennsylvania 19103.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                   The following documents heretofore filed by the Com-pany with the Commission are incorporated herein by reference:

                   1. The Company's Annual Report on Form 10-K for the fiscal year ended January 29, 1994, which incorporates by reference certain portions of: (a) the Company's 1993 Annual Report to Shareholders; and (b) the Company's proxy statement for the 1994 Annual Meeting of Shareholders;


                   2. The Company's Quarterly Reports on Form 10-Q for the thirteen weeks ended April 30, 1994 and the thirteen weeks ended July 30, 1994; and


                   3.  The Company's Report on Form 8-K dated March 1,
              1994.

                   All documents filed by the Company with the Commis-sion pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from their respective dates of filing. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

                   The Company will provide without charge to each per-son to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the docu-ments which have been or may be incorporated herein by refer-ence (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to American Stores Company, 709 East South Temple, Salt Lake City,

                                       -3-
         PAGE

         Utah 84102, P.O. Box 27447, Salt Lake City, Utah 84127-0447,
         Attention:  Investor Relations (telephone:  801-539-0112).

















































                                       -4-
         PAGE

                                   THE COMPANY


                   American Stores Company is one of the nation's lead-ing food and drug retailers with annual sales in its fiscal year ended January 29, 1994 exceeding $18 billion. The Company is principally engaged in a single industry segment, the retail sale of food and drug merchandise. Through its wholly-owned subsidiaries, the Company operates stand-alone food and drug stores and combination food/drug store units, which are gener-ally located in major metropolitan markets. The Company's food stores operate under the Lucky Stores, Jewel Food Stores, Acme Markets and Jewel Osco names. The Company's drug stores operate under the Osco Drug and Sav-on names. As of September 24, 1994, the Company operated 1,635 stores in 27 states, including 149 Jewel Osco combination stores which are jointly operated by Osco Drug and Jewel Food Stores and counted as two separate stores.

                   The Company's principal executive offices are located at 709 East South Temple, Salt Lake City, Utah 84102 (tele-phone: 801-539-0112). References to the "Company" in this Prospectus include American Stores Company and its subsidiaries unless the context otherwise requires.


                                 USE OF PROCEEDS

                   Unless otherwise set forth in the applicable Prospec-tus Supplement, the net proceeds from the sale of the Debt Securities will be used for general corporate purposes, including the repayment of existing indebtedness, additions to working capital and capital expenditures. Any specific alloca-tion of the net proceeds of an offering of Debt Securities to a specific purpose will be described in the related Prospectus Supplement. The Company anticipates that it will raise addi-tional funds from time to time through equity or debt financ-ings to refinance outstanding indebtedness and to finance its businesses.












                                       -5-
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







                        RATIO OF EARNINGS TO FIXED CHARGES

                   The ratio of earnings to fixed charges for the Com-pany for each of the fiscal years ended January 29, 1994, January 30, 1993, February 1, 1992, February 2, 1991 and February 3, 1990 was 2.68, 2.21, 2.17, 1.76 and 1.47, respec-
         tively, and for the twenty-six week periods ended July 30, 1994 and July 31, 1993 was 2.53 and 2.40, respectively. In the com-putation of the ratio of earnings to fixed charges for the Com-pany, earnings consist of earnings before income taxes and before cumulative effect of changes in accounting principles plus fixed charges (adjusted for capitalized interest). Fixed charges consist of interest, whether expensed or capitalized (including the amortization of debt expense), plus the amount of rental expense which is representative of the interest factor in the particular case.


                          DESCRIPTION OF DEBT SECURITIES

                   The following descriptions of the terms of the Debt Securities set forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Pro-spectus Supplement relating to such Offered Debt Securities.

                   The Debt Securities which will constitute senior debt of the Company are to be issued under an Indenture (the "Senior Debt Indenture"), to be entered into between the Company and The First National Bank of Chicago as Trustee (the "Senior Trustee"), and Debt Securities which will constitute subordi-nated debt of the Company are to be issued under an Indenture (the "Subordinated Debt Indenture" and, collectively with the Senior Debt Indenture, the "Indentures"), to be entered into between the Company and a trustee to be determined (the "Subor-dinated Trustee"), the forms of which have been filed as exhib-its to the Registration Statement. The following summaries of certain provisions of the Debt Securities and the Indentures do not purport to be complete and are subject to, and are quali-fied in their entirety by reference to, all the provisions of the respective Indentures, including the definitions therein of certain terms. Whenever particular provisions or defined terms in the Indentures are referred to herein, such provisions or defined terms are incorporated by reference.




                                       -6-
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







         GENERAL

                   The Debt Securities will be unsecured senior or sub-ordinated obligations of the Company.

                   The Indentures do not limit the amount of Debt Secu-rities that may be issued thereunder and provide that Debt Securities may be issued thereunder from time to time in one or more series.

                   Reference is made to the Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Debt Securities): (i) classification as senior or subor-dinated Debt Securities, the specific designation, aggregate principal amount, purchase price and denomination; (ii) the currency or units based on or relating to currencies in which such Debt Securities are denominated and/or in which principal (and premium, if any) and/or any interest will or may be pay-able; (iii) any date of maturity; (iv) the method by which amounts payable in respect of principal, premium (if any) or interest on, or upon the redemption of, such Debt Securities may be calculated, and any currencies or indices, or value, rate or price, relevant to such calculation; (v) interest rate or rates (or the method by which such rate will be determined), if any; (vi) the date or dates on which any such interest will be payable; (vii) the place or places where the principal of and interest, if any, on the Offered Debt Securities will be payable; (viii) any redemption, repayment or sinking fund pro-visions; (ix) whether the Offered Debt Securities will be issu-able in registered form or bearer form ("Bearer Securities") or both and, if Bearer Securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Bearer Securities; (x) any appli-cable United States federal income tax consequences, including whether and under what circumstances the Company will pay addi-tional amounts on Offered Debt Securities held by a person who is not a U.S. person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge with-held or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; and (xi) any other specific terms of the Offered Debt Securities, including any additional or different events of default, remedies or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations.

                   Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer in the


                                       -7-
         PAGE
         manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Inden-ture. Bearer Securities and the coupons, if any ("Coupons"), appertaining thereto will be transferable by delivery.

                   Debt Securities may bear interest at a fixed rate (a "Fixed Rate Security") or a floating rate (a "Floating Rate Security"). Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated prin-cipal amount. Special United States federal income tax consid-erations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospec-tus Supplement.

                   Debt Securities may be issued from time to time with payment terms which are calculated by reference to the value or price of one or more currencies or indices. Holders of such Debt Securities may receive a payment of the principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, or a redemption amount on any redemption date that is greater than or less than the principal amount of such Debt Securities, depending upon the value or price on such dates of the applicable currency or index. Information for determining the amount of principal, premium (if any), interest or redemp-tion amounts payable on any date, the currencies, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the relevant Prospectus Supplement.


                   Substantially all of the Company's assets are held by the Company's subsidiaries. The rights of the Company and its creditors, including the Holders of the Debt Securities, to participate in the assets of any subsidiary upon any liquida-tion or reorganization of such subsidiary or otherwise will be effectively subordinated to and subject to the prior claims of creditors of such subsidiary, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. As of July 30, 1994, the Company's subsid-iaries had approximately $3,557 million of debt and other obligations. The ability of the Company to pay principal of and premium, if any, and interest on the Debt Securities will

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         be dependent upon the receipt of funds from its subsidiaries by way of dividends, interest, loans or otherwise.

         SENIOR DEBT

                   The Debt Securities and Coupons, if any, appertaining thereto that will constitute part of the senior debt of the Company will be issued under the Senior Debt Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the Company.

                   The Senior Debt Indenture also provides the following covenants:

                   Limitations on Liens. The Company covenants that, so long as any Debt Securities under the Senior Debt Indenture remain outstanding, it will not, and will not permit any Re-stricted Subsidiary (as defined below) to issue, assume or guarantee any Indebtedness (as defined below) which is secured by a mortgage, pledge, security interest, lien or encumbrance (each a "lien") upon any Operating Property or Operating Asset, whether now owned or hereafter acquired, of the Company or any Restricted Subsidiary without effectively providing that such Debt Securities (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with such Debt Securities) shall be equally and ratably secured by a lien on such assets ranking ratably with or equal to (or at the Company's option prior to) such secured Indebted-ness, except that the foregoing restriction shall not apply to
         (a) liens on any property or assets of any corporation existing at the same time such corporation becomes a Restricted Subsid-iary provided that such lien does not extend to any other prop-erty of the Company or any of its Restricted Subsidiaries; (b) liens on any property or assets (including stock) existing at the time of acquisition thereof, or to secure the payment of the purchase price of such property or assets, or to secure indebtedness incurred, assumed or guaranteed by the Company or a Restricted Subsidiary for the purpose of financing the pur-chase price of such property or of improvements or construction thereon, which indebtedness is incurred, assumed or guaranteed prior to, at the time of, or within 18 months after such acqui-sition (or in the case of real property, completion of such improvement or construction or commencement of full operations at such property, whichever is later (which in the case of a retail store is the opening of the store for business to the public)) provided that such lien does not extend to any other property of the Company or any of its Restricted Subsidiaries;
         (c) liens securing indebtedness owing by any Restricted Subsid-iary to the Company or another Restricted

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         Subsidiary; (d) liens on any property or assets of a corpora-
         tion existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or a Restricted Subsidiary pro-vided that such lien does not extend to any other property of the Company or any of its Restricted Subsidiaries; (e) liens on any property or assets of the Company or a Restricted Subsid-iary in favor of the United States of America or any State thereof, or in favor of any other country, or political sub-division thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the property or assets subject to such liens (including but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financ-
         ing); (f) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (e), inclusive; (g) certain statutory liens or other similar liens arising in the ordinary course of business of the Company or a Restricted Subsidiary, or certain liens arising out of gov-ernmental contracts; (h) certain pledges, deposits or liens made or arising under worker's compensation or similar legis-lation or in certain other circumstances; (i) certain liens in connection with legal proceedings, including certain liens arising out of judgments or awards; (j) liens for certain taxes or assessments, landlord's liens and liens and charges inci-dental to the conduct of the business, or the ownership of the property or assets of the Company or of a Restricted Subsid-iary, which were not incurred in connection with the borrowing of money and which do not in the opinion of the Company, materially impair the use of such property or assets in the operation of the business of the Company or such Restricted Subsidiary or the value of such property or assets for the purposes thereof; or (k) liens not permitted by the foregoing clauses (a) to (j), inclusive, if at the time of and after giving effect to, the creation or assumption of such liens, the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries secured by all liens not so permitted by the foregoing clauses (a) through (j), inclusive, together with the Attributable Debt (as defined below) in respect of Sale and Lease-Back Transactions permitted by clause (a) under "Limitation on Sale and Lease-Back Transactions" below, does not exceed the greater of (i) $250 million or (ii) 15% of Consolidated Net Tangible Assets (as defined below).

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                   Limitation on Sale and Lease-Back Transactions.  So
         long as any Debt Securities under the Senior Debt Indenture are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or a Restricted Subsidiary of any Operating Property or Operating Asset (other than any such arrangement involving a lease for a term, includ-ing renewal rights, for not more than three years and leases between the Company and a Subsidiary or between Subsidiaries), whereby such Operating Property or Operating Asset has been or is to be sold or transferred by the Company or a Restricted Subsidiary to such person (a "Sale and Lease-Back Transaction") unless (a) the Company or such Restricted Subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur Indebtedness secured by a lien on the Operat-ing Property or Operating Asset to be leased in an amount at least equal to the Attributable Debt in respect of such trans-action without equally and ratably securing the Debt Securities pursuant to the provisions described under "Limitations on Liens" above, or (b) the proceeds of the sale of the Operating Property or Operating Assets to be leased are at least equal to their fair market value and an amount in cash equal to the net proceeds is applied, within 180 days of the effective date of such transaction to the purchase or acquisition (or, in the case of Operating Property, the construction) of Operating Property or Operating Assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or redemption provision and other than Indebtedness owned by the Company or any Restricted Subsidiary) of Debt Securities or of Funded Indebtedness (as defined below) of the Company ranking on a parity with or senior to the Debt Securities, or in the case of a Sale and Lease-Back Transaction by a Restricted Subsidiary, of Funded Indebtedness of such Restricted Subsidiary, provided that in connection with any such retirement, any related loan commitment or the like shall be reduced in an amount equal to the principal amount so retired. The foregoing restriction shall not apply to, in the case of any Operating Property or Operating Asset acquired or constructed subsequent to the date eighteen months prior to the date of the Indenture, any Sale and Lease-Back Transaction with respect to such Operating Asset or Operating Property (in-cluding presently owned real property upon which such Operating Property is to be constructed) if a binding commitment is entered into with respect to such Sale and Lease-Back Trans-action within 18 months after the later of the acquisition of the Operating Property or Operating Asset or the completion of improvements or construction thereon or commencement of full operations at such Operating Property (which in the case of a retail store is the opening of the store for business to the public).


                                       -11-
         PAGE

                   Definitions. "Attributable Debt" means in connection with a Sale and Lease-Back Transaction the aggregate of present values (discounted at a rate per annum equal to the average interest borne by all outstanding Debt Securities determined on a weighted average basis and compounded semi-annually) of the obligations of the Company or any Subsidiary for net rental payments during the remaining term of the applicable lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                   "Capital Lease" means any lease of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet; and "Capitalized Lease Obligation" means the amount of the liability which should be so capitalized or disclosed.

                   "Consolidated" when used with respect to any of the terms defined in the Indenture, refers to such terms as re-flected in a consolidation of the accounts of the Company and its Restricted Subsidiaries in accordance with generally ac-cepted accounting principles.

                   "Funded Indebtedness" means any Indebtedness maturing by its terms more than one year from the date of the determina-tion thereof, including any Indebtedness renewable or extend-ible at the option of the obligor to a date later than one year from the date of the determination thereof.

                   "Indebtedness" means all obligations (other than the Debt Securities of such series) of, or guaranteed or assumed by, the Company or any Restricted Subsidiary for borrowed money or evidenced by bonds, debentures, notes or other similar instruments.

                   "Net Tangible Assets" means the total amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet after deducting therefrom (a) all liability items except Funded Indebtedness, Capitalized Lease Obligations, stockholders' equity and reserves for deferred income taxes and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.


                                       -12-
         PAGE

                   "Operating Assets" means all merchandise inventories, furniture, fixtures and equipment (including all transportation and warehousing equipment but excluding office equipment and data processing equipment) owned or leased pursuant to Capital Leases by the Company or a Restricted Subsidiary.


                   "Operating Property" means all real property and im-provements thereon owned or leased pursuant to Capital Leases by the Company or a Restricted Subsidiary and constituting, without limitation, any store, warehouse, service center or distribution center wherever located, provided that such term shall not include any store, warehouse, service center or dis-tribution center which the Company's Board of Directors declares by written resolution not to be of material importance to the business of the Company and its Restricted Subsidiaries.

                   "Restricted Subsidiaries" means all Subsidiaries other than Non-Restricted Subsidiaries. "Non-Restricted Sub-sidiary" means any Subsidiary that the Company's Board of Directors has in good faith declared pursuant to a written resolution not to be of material importance, either singly or together with all other Non-Restricted Subsidiaries, to the business of the Company and its consolidated Subsidiaries taken as a whole. Initially the Company will have no Non-Restricted Subsidiaries.

                   "Subsidiary" means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company or (ii) any partnership of which more than 50% of the partnership interest are owned by the Company or any Subsidiary.

                   Unless otherwise specified in the Prospectus Supple-ment relating to a particular series of Offered Debt Securi-ties, the covenants applicable to the Debt Securities would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving the Company or in the event of a material adverse change in the Company's financial condition or results of operation. Unless otherwise specified in the Prospectus Supplement relating to a particular series of Offered Debt Securities, the Debt Securities do not contain any other provisions that are designed to afford protection in the event of a highly leveraged transaction involving the Company.

         SUBORDINATED DEBT

                   The Debt Securities and Coupons, if any, appertaining thereto that will constitute part of the subordinated debt of

                                       -13-
         PAGE
         the Company (the "Subordinated Debt Securities") will be issued under the Subordinated Debt Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as all indebtedness of, or guar-anteed or assumed by, the Company for borrowed money or evi-denced by bonds, debentures, notes, letters of credit, interest rate exchange agreements, currency exchange agreements, commod-ity forward contracts or other similar instruments, or indebt-edness or obligations with respect to any lease of real or personal property whether existing on the date hereof or here-inafter incurred, and any guarantee, amendments, renewals, extensions, modifications and refundings of any such indebted-ness or obligation, provided that Senior Indebtedness shall not include (i) obligations that, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, were without recourse to the Issuer, (ii) obliga-tions of the Company to any Subsidiary, and (iii) any other obligations which by the terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the Subordinated Debt Securities.

                   In the event (a) of any insolvency or bankruptcy pro-ceedings, or any receivership, liquidation or other similar proceedings including reorganization in respect of the Company or a substantial part of its property or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or inter-est, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instru-ment under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, unless, in the case of a default under clause (ii) above, the default with respect to the Senior Indebtedness is cured or waived, or 180 days pass after notice of the default is given to the holders of Senior Indebtedness (unless the maturity of such Senior Indebtedness has been accelerated), then the holders of all Senior Indebted-ness shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made, in accor-dance with the relevant Senior Indebtedness, for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities or Coupons are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness

                                       -14-
         PAGE
         evidenced by such Subordinated Debt Securities or of such Coupons. No new period of suspension of payments under clause
         (ii) above may be commenced by reason of the same event of default (or any other event of default that existed or was continuing on the date of the commencement of such period) within twelve months after the first such notice relating thereto. Without limitation of the foregoing, upon any acceleration of the Subordinated Debt Securities because of an Event of Default, the Company must promptly notify the holders of Senior Indebtedness of such acceleration, and may not pay the Subordinated Debt Securities unless (A) 120 days pass after such acceleration and (B) the terms of the Subordinated Debt Indenture permit such payment at such time.

                   By reason of such subordination, in the event of bankruptcy, insolvency or liquidation of the Company, creditors of the Company who are holders of Senior Indebtedness and gen-eral creditors of the Company may recover more, ratably, than holders of the Subordinated Debt Securities.


                   Substantially all of the Company's assets are held by the Company's subsidiaries and the Subordinated Debt Securities are effectively subordinated to the obligations of each subsid-iary of the Company to the extent of the assets of each such subsidiary. As of July 30, 1994, the Company had approximately $2,171 million of debt and other obligations which would have constituted Senior Indebtedness and the Company's subsidiaries had approximately $3,557 million of debt and other obligations to which the Subordinated Debt Securities would have been effectively subordinated. Certain contingent obligations of the Company, including certain guarantees, letters of credit, interest rate exchange agreements, currency exchange agreements and commodity forward contracts, would constitute Senior Indebtedness if such contingent obligations became payable by the Company.

                   The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness. The Subordinated Debt Indenture does not prohibit or limit the incurrence of additional Senior Indebtedness or any other indebtedness and does not contain financial covenants or simi-lar restrictions on the Company.

         MERGER AND CONSOLIDATION

                   Each Indenture provides that the Company will not merge or consolidate with any corporation, partnership or other entity and will not sell, lease or convey all or substantially all its assets to any entity, unless the Company shall be the surviving entity, or the surviving entity or the successor

                                       -15-
         PAGE
         entity that acquires all or substantially all the assets of the Company shall be a corporation or partnership organized under the laws of the United States or a State thereof or the Dis-trict of Columbia and shall expressly assume all obligations of the Company under such Indenture and the Debt Securities issued thereunder, and immediately after such merger, consolidation, sale, lease or conveyance, the Company or such successor entity shall not be in default in the performance of the covenants and conditions of the Indenture to be performed or observed by the Company.

         EVENTS OF DEFAULT


                   An Event of Default is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being: (a) default in payment of any principal of the Debt Securities of such series, either at maturity (or upon a redemption), by declaration or otherwise (including any sink-ing fund payment); (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default for 60 days after written notice thereof to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 25% in principal amount of outstanding Debt Secu-rities of such series, in the observance or performance of any other covenant or agreement in the Debt Securities of such series or the Indenture other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than such series; (d) certain events of bankruptcy, insolvency or reorganization relating to the Company or any Significant Subsidiary (as such term is defined in Regulation S-X under the Exchange Act). In addition, with respect to Senior Debt Securities, the Senior Debt Indenture defines an event of default as being: (e) failure by the Company or any Significant Subsidiary to make any payment at maturity, includ-ing any applicable grace period, in respect of indebtedness, in an amount in excess of $25,000,000 or the equivalent thereof in any other currency or composite currency and continuance of such failure for a period of 30 days after written notice thereof to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 25% in principal amount of outstanding Debt Securities of such series; (f) a default with respect to any indebtedness of the Company or any Significant Subsidiary, which default results in the accelera-tion of any indebtedness (other than non-recourse obligations or the Debt Securities of such series) in an amount in excess of $25,000,000 without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof to the Company by the Trustee, or to the Company

                                       -16-
         PAGE
         and the Trustee by the holders of not less than 25% in prin-cipal amount of outstanding Debt Securities of such series, indebtedness being defined to mean all obligations of, or guar-anteed or assumed by, the Company or any Significant Subsidiary for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; provided, however, that if any such failure, default or acceleration referred to in clause (e) or
         (f) above shall cease to exist or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured and (g) any other Event of Default provided with respect to Debt Securities of that series.

                   Each Indenture provides that, if an Event of Default shall have occurred and be continuing (other than an Event of Default specified in clause (d) above relating to the Company), either the Trustee or the holders of not less than 25% in the principal amount of the Debt Securities of such series then outstanding may declare the principal of all Debt Securities of such series and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continu-ing default in payment of principal (including any required purchase) of (or premium, if any) or interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of such series then outstanding. If an Event of Default specified in clause (d) above relating to the Company occurs, such principal amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

                   Each Indenture provides that the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, has no obligation to exercise any right or power granted it under the Indenture at the request of holders of Debt Securities unless the Trustee is indemnified by such holders. Subject to such provisions in each Indenture for the indemnification of the Trustee and certain other limita-tions, the holders of a majority in principal amount of the outstanding Debt Securities of each series issued under such Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

                   Each Indenture provides that no holder of Debt Secu-rities of any series issued under such Indenture may institute any action against the Company under such Indenture (except actions for payment of overdue principal, premium (if any) or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and

                                       -17-
         PAGE
         the holders of not less than 25% in principal amount of the Debt Securities of such series issued under such Indenture then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of such series issued under such Indenture and then outstanding.

                   Under each Indenture, the Company is required to file annually with the Trustee a certificate of no default or a cer-tificate specifying any default that exists.

         DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

                   Unless otherwise specified in the applicable Prospec-tus Supplement, the Company can discharge or defease its obli-gations with respect to each series of Debt Securities as set forth below.

                   Under terms satisfactory to the Trustee, the Company may discharge certain obligations to holders of any series of Debt Securities issued under such Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations (as defined in such Inden-ture) as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on such Debt Securities.

                   The Company may also discharge any and all of its obligations to holders of any series of Debt Securities issued under an Indenture at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, muti-lated, destroyed, lost, or stolen series of Debt Securities or to maintain an office or agency in respect of such series of Debt Securities. Defeasance may be effected only if, among other things: (i) the Company irrevocably deposits with the Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on all outstanding Debt Securities of such series issued under the Indenture; (ii) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities

                                       -18-
         PAGE
         will not recognize income, gain or loss for United States fed-eral income tax purposes as a result of such defeasance and that defeasance will not otherwise alter such holders' United States federal income tax treatment of principal and interest payments on such series of Debt Securities (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); and (iii) in the case of the Subordi-nated Debt Indenture (a) no event or condition shall exist that, pursuant to certain provisions described under "Subordi-nated Debt" above, would prevent the Company from making pay-ments of principal of (and premium, if any) and interest on the Subordinated Debt Securities at the date of the irrevocable deposit referred to above or at any time during the period end-ing on the 121st day after such deposit date and (b) the Com-pany delivers to the Trustee for the Subordinated Debt Inden-ture an opinion of counsel to the effect that (1) the trust funds will not be subject to any rights of holders of Senior Indebtedness and (2) after the 121st day following the deposit, the trust funds will not be subject to the effect of any appli-cable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, then the Trustee and the holders of the Subordinated Debt Securities would be entitled to certain rights as secured creditors in such trust funds.

         MODIFICATION OF THE INDENTURE

                   Each Indenture provides that the Company and the Trustee may enter into supplemental indentures without the con-sent of the holders of Debt Securities to: (a) secure such Debt Securities, (b) evidence the assumption by a successor entity of the obligations of the Company, (c) add covenants for the protection of the holders of such Debt Securities, (d) evi-dence the acceptance of appointment by a successor trustee or
         (e) cure any ambiguity or correct any inconsistency in the Indenture or amend the Indenture in any other manner which the Company may deem necessary or desirable and which will not adversely affect the interests of the holders of Debt Securi-ties issued thereunder.

                   Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of Debt Securities of any series issued under such Indenture then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in

                                       -19-
         PAGE
         any manner the rights of the holders of the Debt Securities of such series; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) change the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or any premium thereon or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or otherwise change the redemption provisions in a manner adverse to holders or change the currency in which the principal thereof or interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of the Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the afore-said percentage in principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification.

                   The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebt-edness then outstanding that would be adversely affected thereby.

         CONCERNING THE TRUSTEES

                   The Trustees, in their individual or any other capac-ity, have performed and may perform services for the Company and may otherwise deal with the Company as if they were not the Trustees. An affiliate of the Senior Trustee is a participat-ing bank under the Company's principal bank credit agreement and has other banking relationships with the Company. If a Trustee has or shall acquire any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act of 1939, as amended, after a default under the relevant indenture) the Trustee shall either eliminate such conflicting interest or resign as Trustee.


                               PLAN OF DISTRIBUTION

                   The Company may sell the Debt Securities being of-fered hereby in three ways: (i) through agents, (ii) through underwriters and (iii) through dealers.

                   The distribution of Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing

                                       -20-
         PAGE
         at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. The Prospectus Supple-ment will describe the method of distribution of the Debt Secu-rities.

                   Offers to purchase Debt Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as the term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be entitled under agree-ments which may be entered into with the Company to indemnifi-cation by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be cus-tomers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                   If any underwriters are utilized in the sale of Debt Securities, the Company will enter into an underwriting agree-ment with such underwriters at the time of such sale to them and the names of the underwriters and the terms of the trans-action will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the rel-evant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                   If a dealer is utilized in the sale of the Debt Secu-rities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as prin-cipal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                   Debt Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemp-tion or repayment pursuant to their terms, or otherwise, by one

                                       -21-
         PAGE
         or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarket-ing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Debt Securities remark-eted thereby. Remarketing firms may be entitled under agree-ments which may be entered into with the Company to indemnifi-cation by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be cus-tomers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                   If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the relevant Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be sub-ject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicita-tion of such offers.


                                  LEGAL MATTERS

                   The legality of the Debt Securities offered hereby will be passed upon for the Company by Wachtell, Lipton, Rosen & Katz, New York, New York.


                                     EXPERTS


                   The consolidated financial statements of American Stores Company incorporated by reference in the Company's Annual Report on Form 10-K for the year ended January 29, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in sub-sequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.



                                       -22-
         PAGE

                                     PART II
                      INFORMATION NOT REQUIRED IN PROSPECTUS


         Item 14.  Other Expenses of Issuance and Distribution*

                   S.E.C. Filing Fee........................   $275,864
                   Printing Expenses........................    150,000
                   Accounting Fees..........................     75,000
                   Blue Sky Fees and Expenses...............     30,000
                   Rating Agency Fees.......................    540,000
                   Trustees' Fees...........................     20,000
                   Legal Fees...............................    125,000
                   Miscellaneous............................      9,136
                                                               ---------
                        Total............................... $1,225,000
                                                             ==========

           * All of the above amounts, except for the S.E.C. filing fee, have been estimated.

         Item 15.  Indemnification of Directors and Officers

                   Reference is made to Section 145 of the Delaware Gen-eral Corporation Law which provides for indemnification of directors and officers in certain circumstances. Article Nine of the Restated Certificate of Incorporation of the Registrant provides the following:

                   9.01 Elimination of Certain Liability of Directors. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability
         (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Dela-ware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corpora-tion shall be eliminated or limited to the fullest extent per-mitted by the Delaware General Corporation Law, as so amended.

                   Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the corporation existing at the time of such repeal or modification.

                                       II-1
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                   9.02  Indemnification and Insurance.

                   (a) Right to Indemnification. Each person who was or is made party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "pro-ceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Direc-tor or officer of the Corporation or while serving as a Direc-tor or officer of the Corporation is or was also serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint ven-ture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harm-less by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permit-ted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director or officer, and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corpora-tion shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right (which may not be reduced or limited by any repeal or modification of this Section 9.02) and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final dispo-sition; provided, however, that, if the Delaware General Corpo-ration Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, includ-ing, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation


                                      II-2
         PAGE
         may, by action of its Board of Directors, provide indemnifi-cation to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

                   (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertak-ing, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the com-mencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Gen-eral Corporation Law nor an actual determination by the Corpo-ration (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                   (c) Non-Exclusivity of Rights. The right to indem-nification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agree-ment, vote of stockholders or disinterested Directors or other-wise.

                   (d) Insurance. The Corporation may maintain insur-ance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corpo-ration, partnership, joint venture, trust or other enterprise against any such expense, liability or loss whether or not the Corporation would have the power to indemnify such person


                                      II-3
         PAGE
         against such expense, liability to or loss under the Delaware General Corporation Law.

                   In addition, the Registrant maintains a directors' and officers' liability insurance policy.


         Item 16.  Exhibits

              Exhibit
              Number                Description of Exhibits

               1.1     Form of Underwriting Agreement.
               1.2     Form of Agency Agreement.
               4.1     Form of Senior Indenture between American Stores
                       Company and The First National Bank of Chicago.
               4.2     Form of Subordinated Indenture.
               4.3     Credit Agreement dated as of June 28, 1994 among
                       the Company, the banks listed therein and Morgan
                       Guaranty Trust Company of New York, as Agent.
               5       Opinion of Wachtell, Lipton, Rosen & Katz.
              12       Computation of Ratio of Earnings to Fixed
                       Charges.
              23.1     Consent of Ernst & Young LLP, Independent Audi-
                       tors.
              23.2     Consent of Wachtell, Lipton, Rosen & Katz (con-
                       tained in the opinion filed as Exhibit 5 to this
                       Registration Statement).
              24       Powers of Attorney.
              25       Form T-1 Statement of Eligibility and Qualifica-
                       tion under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago.+


         +    Filed with initial Registration Statement.

              Note: No other long-term debt instrument issued by Ameri-can Stores Company exceeds 10% of the consolidated assets of American Stores Company and its subsidiaries. In ac-cordance with paragraph 4(iii) of Item 601 of Regulation S-K, American Stores Company will furnish to the Commis-sion upon request copies of its long-term debt instruments and related agreements.

         Item 17.  Undertakings

                   The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

                                      II-4
         PAGE

                        (i) To include any prospectus required by Sec-tion 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the regis-tration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any mate-rial change to such information in the registration statement;

              provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
              Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the regis-tration statement.

                   (2) That, for the purpose of determining any liabil-ity under the Securities Act of 1993, each such post-effective amendment shall be deemed to be a new registra-tion statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the reg-istrant's annual report pursuant to Section 13(a) or Sec-tion 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relat-ing to the securities offered therein, and the offering of such securities at the time shall be deemed to be the ini-tial bona fide offering thereof.

                   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to



                                      II-5
         PAGE
         the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securi-ties and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unen-forceable. In the event that a claim for indemnification against such liabilities (other than the payment by the regis-trant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the reg-istrant by such director, officer or controlling person in con-nection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appro-priate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



































                                      II-6
         PAGE

                                    SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on the 1st day of November 1994.

                                            AMERICAN STORES COMPANY


                                            By:    /s/ Victor L. Lund
                                                     Victor L. Lund
                                                   President and Chief
                                                   Executive Officer

                   Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               Signature                 Title                  Date


                  *            Chairman of the Board and   November 1, 1994
              L.S. Skaggs        Director


         /s/ Victor L. Lund    President and Chief         November 1, 1994
            Victor L. Lund       Executive Officer and
                                 Director (Principal
                                 Executive Officer)


         /s/ Teresa Beck       Executive Vice President,   November 1, 1994
              Teresa Beck        Chief Financial Officer
                                 and Assistant Secretary
                                 (Principal Financial
                                 Officer)

         /s/ Bradley M. Vierig Vice President and          November 1, 1994
           Bradley M. Vierig     Controller (Principal
                                 Accounting Officer)





                                      II-7
         PAGE

                                       Director            November 1, 1994
            Henry I. Bryant


                  *                    Director            November 1, 1994
          Louis H. Callister


                  *                    Director            November 1, 1994
         Arden B. Engebretsen


                  *                    Director            November 1, 1994
            James B. Fisher


                                       Director            November 1, 1994
         Fernando R. Gumucio


                  *                    Director            November 1, 1994
            Leon G. Harmon


                  *                    Director            November 1, 1994
          Donald B. Holbrook


                                       Director            November 1, 1994
            John E. Masline


                  *                    Director            November 1, 1994
           Michael T. Miller


                  *                    Director            November 1, 1994
             L. Tom Perry


                  *                    Director            November 1, 1994
          Barbara S. Preiskel


                  *                    Director            November 1, 1994
              J. L. Scott


                  *                    Director            November 1, 1994
             Don L. Skaggs

                                      II-8
         PAGE

                  *                    Director            November 1, 1994
            Arthur K. Smith


         *By: /s/ Victor L. Lund     , as Attorney-in-Fact
                  Victor L. Lund












































                                      II-9
         PAGE
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                                  EXHIBIT INDEX


         Exhibit                                                   Page
         Number        Description of Exhibits                    Number

           1.1   Form of Underwriting Agreement...................
           1.2   Form of Agency Agreement.........................
           4.1   Form of Senior Indenture between American
                 Stores Company and The First National
                 Bank of Chicago..................................
           4.3   Credit Agreement dated as of June 28, 1994
                 among the Company, the banks listed therein
                 and Morgan Guaranty Trust Company of New
                 York, as Agent...................................
           5     Opinion of Wachtell, Lipton, Rosen & Katz........
          12     Computation of Ratio of Earnings to Fixed
                 Charges..........................................
          23.1   Consent of Ernst & Young L.L.P., Independent
                 Auditors.........................................
          23.2   Consent of Wachtell, Lipton, Rosen &
                 Katz (contained in the opinion filed as
                 Exhibit 5 to this Registration Statement)........
          24     Powers of Attorney...............................



























                                      II-10
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